                                                                    EXHIBIT 10.6

                         PURCHASE AND RESALE AGREEMENT

     This Agreement is entered into by and between EXCEL, INC., a corporation organized under the laws of the Commonwealth of Massachusetts, with its usual place of business at 355 Old Plymouth Road, Sagamore Beach, Massachusetts (hereinafter called "Excel") and

     BOSTON TECHNOLOGY, INC., whose address is, 100 Quannapowitt Parkway Wakefield Ma.(hereinafter called "BTI"). This agreement shall constitute the entire agreement between the parties and shall supersede any and all previous agreements with respect to the subject matter hereof.

1.   EQUIPMENT PURCHASE AND SOFTWARE LICENSE

     a. BTI agrees to purchase and by its acceptance, Excel agrees to sell and/or license (as applicable), on the terms set forth below, the equipment and spare parts together with all applicable Software, as that term is further defined below (collectively referred to as the "Products") listed on the attached Exhibit I or listed on any of BTI's purchase orders referencing this Agreement ("Purchase Orders").

     b. This Agreement shall not constitute an obligation of BTI to purchase and/or license any Product(s) unless either (a) implemented by Purchase Orders issued by BTI, or (b) Otherwise required by Exhibit II.

     c. The parties agree that each of BTI's Purchase Orders shall be only an offer to enter into a contract. Subject to the parameters of Exhibit II, BTI may revoke, amend or modify each Purchase Order at any time prior to Excel's acceptance of same.

     d. Within five (5) days of receipt of a Purchase Order, Excel shall issue a Sales Order or similar notice acknowledging its acceptance or rejection of BTI's Purchase Order and advising BTI of Excel's delivery schedule. Excel's failure to issue a Sales Order or similar notice within said five (5) day time period shall constitute Excel's acceptance of BTI's Purchase Order.

2.   PRICES

     a. The prices, license fees, and other charges for the Products are set forth in Excel's price list as attached as Exhibits I and II of this Agreement, prices to be amended from time to time. Any change in prices will become effective ninety (90) days after Excel has delivered notice of such change to BTI in writing, and all orders accepted by Excel at expiration of said ninety day notice period shall be invoiced at the new price.

     Excel agrees that it shall, for all sales of its equipment to BTI , limit said price increases to 15 % per year, for two years, which period shall begin to run on upon the signing hereof.

     Notwithstanding the above, BTI shall be entitled to rely on those prices in effect on Exhibits I and II at the time it gives written quotes to its customers. Any increase in such prices made in accordance with the previous paragraph will not apply to Purchase Orders subsequently issued by BTI in connection with such quotes, provided Purchase Order issuance occurs not later than six months after the corresponding quote. BTI must furnish to Excel copies of any such quotes in order for this paragraph to become binding upon Excel.

     b. Purchase Orders accepted by Excel shall not be subject to such price increases before the end of said ninety (90) day period. All prices expressed and all payments made must be in U.S. dollars. The prices shown are F.O.B. Excel's plant.

     c. Prices are exclusive of all federal, state, local, municipal, or other excise, sales, use, occupation, or similar taxes now in force or enacted in the future, all of which shall be paid by BTI exclusive of Excel's income taxes. BTI shall not be responsible for any tax levied or based upon the income of Excel. Excel may invoice BTI for any such taxes and remit any payments made on such invoice directly to the appropriate taxing authorities. It shall be BTI's responsibility to provide written proof, satisfactory to Excel of any applicable tax exemptions.

     d. The prices for Products contained herein, with applicable discounts and with any increase permitted hereunder, shall be at least as favorable as these prices and discounts offered by Excel to any of its other customers for comparable Products. If Excel at any time extends to any other customer lower prices or higher discounts for any Products, then Excel shall promptly notify BTI in writing and extend such favorable prices or discounts to BTI as of the date such prices or discounts were first offered to any other customer of Excel. If, after the effective date of a resulting price decrease, BTI shall have overpaid for affected Products at the preexisting price, then the amount of the overpayment shall be allowed as a credit against the price of Products on an existing Purchase Order for which payment has not been made.

     Notwithstanding the above, EXCEL may, at its sole option and discretion, provide more favorable pricing or greater discounts to third parties purchasing limited numbers of systems (i) for Product evaluation, testing, developmental or beta site installations, or (ii) as an inducement to a third party to order Products in quantity, without triggering this provision.

3.   PAYMENT

     a. Payment for Products is due on or before the date specified on Excel's invoice, that is, net thirty (30) days after receipt of Product or invoice whichever is later.

     b. All balances due Excel by BTI not paid within thirty (30) days after due date shall accrue a late payment fee equal to 1.5% per month on such unpaid amounts together with all costs and expenses including reasonable attorney's fees incurred by Excel in collecting such overdue amounts. Any payment made by BTI to Excel shall first be applied to the late payment fees and costs and expenses incurred in collection and then to the oldest invoice due, regardless of any contrary instructions received from BTI.

4.   DELIVERY

     a. Excel's normal delivery schedule is ninety (90) days after receipt and acceptance of an order. This delivery schedule is expressly conditioned upon the accuracy of the Product purchase forecast and volume purchase commitments supplied to Excel by BTI in Exhibit II to this Agreement. Should BTI desire to shorten (or lengthen) said delivery schedule, Excel shall use reasonable efforts to comply with BTI'S request. Excel shall, within two (2) business days of such request, notify BTI if additional charges are required to facilitate any expedited delivery. BTI shall have 24 hours from said notification to elect to proceed with expedited delivery at the specified additional cost or to proceed under the normal delivery schedule at the original price.

     b. Excel will not assume any liability in connection with shipment for any loss or damage caused by any carrier. Upon request, shipments will be insured at the BTI's expense, and BTI shall be responsible for making claims with carriers, insurers, warehousemen, and others for its and/or their misdelivery, nondelivery, loss, damage or delay.

     c. BTI may inspect and test all Products at reasonable times during and after manufacture. If any such inspection or test is to be made on Excel's premises, BTI shall first give Excel 10 days notice in writing of its desire to make such inspection. Excel shall provide reasonable facilities and assistance for the safety and convenience of BTI's inspectors in such manner that shall not unreasonably hinder or delay Excel's performance. All Products shall be received subject to BTI's inspection, testing, approval and acceptance at its premises, notwithstanding any inspection or testing at Excel's premises or any prior payment for such Products. Products rejected by BTI as not conforming to the relevant Purchase Order or to Excel's or BTI's Specifications (as applicable) may be returned to Excel at BTI's risk and expense and shall not be replaced by Excel without BTI's written authorization.

5.   SHIPMENT, RISK OF LOSS, TITLE

     a. All Products shall be packaged, marked and otherwise prepared for shipment by Excel in suitable containers in accordance with BTI's packing and shipping specifications for such Products, or if no such specifications are given to Excel, in accordance with sound commercial practices. Excel shall mark on such containers all necessary handling, loading and shipping instructions. An itemized packing list shall be included with each shipment. Bills of lading shall be mailed to BTI in triplicate. BTI agrees to assume any additional packaging costs incurred by Excel in complying with BTI'S packaging specifications.

     b. All Products under this Agreement shall be delivered to BTI F.O.B. Excel's plant and delivery of Products to the common carrier or a licensed trucker of BTI'S choice, shall constitute delivery to BTI.

     c. Title and risk of loss for the Product shall pass to BTI upon delivery to the common carrier or licensed trucker of BTI's choice.

     d. Excel will not assume any liability in connection with shipment for any loss or damage caused by any carrier. Upon request, shipments will be insured at BTI's expense, and BTI shall be responsible for making claims with carriers, insurers, warehousemen, and others for its and/or their misdelivery, non-delivery, loss, damage or delay.

     e. All transportation, rigging, and similar costs and charges shall be paid by BTI. Excel may, however, invoice BTI for any such charges and remit payments directly to the shipper.

6.   ADDITIONAL ORDERS

     Intentionally Deleted

7.   SOFTWARE LICENSE AND SUBLICENSE

     a.   Definitions

     As used in this Agreement:

     "Programs" or "Software" shall mean all computer programs in machine readable form furnished by Excel as a Licensor and all Sublicensed Programs (as that term is defined below) furnished by Excel as a Sublicensor to BTI and further described in Exhibit I of this Agreement and any Supplement thereto, including related supporting materials iii machine readable, printed or other form, and any other updates, improvements or revisions which are furnished by Excel to BTI;

     "Sublicensed Programs" shall mean any Programs which are owned by a third party and sublicensed under Agreement by Excel to BTI;

     "Designated Equipment" shall mean a single LNX, PCX, or XLDX, designated with a single Excel system serial number and all associated equipment, produced or supplied by Excel.

     "Documentation" shall mean any written and or printed materials that may accompany the Products, Software or Programs, or may be furnished by Excel to BTI subsequent to BTI'S receipt of said Products, Software or Programs.

     "Product Specifications" shall mean the specifications for the Products which have been developed by Excel or BTI (as the case may be.)

     b.   License and Sublicense

     Subject to the terms and conditions of this Agreements Excel hereby grants, and BTI hereby accepts, a perpetual, worldwide, non-terminable, non-exclusive license (in the case of Programs proprietary to Excel) or sublicense (in the case of Programs owned by third parties), to use, and/or distribute directly or through a sublicensee or a succession of sublicensees to an end user to use (i.e. BTI and successive end-users may assign their sublicense to use), each Program and Sublicensed Program in connection with the Designated Equipment (and no other Excel base unit) except for EXCEL equipment replacing Designated Equipment) on which such Program and Sublicensed Program is first installed and as the same may be connected with any associated hardware and software, whether from Excel, BTI or a third party. The price established in this Agreement for a Program and/or Sublicensed Program shall be the only consideration due in connection with that Program and/or Sublicensed Program. BTI agrees that the owner of

Sublicensed Programs shall, with respect to those Sublicensed Programs, have the right to enforce the terms and conditions of this sublicense against BTI. BTI's rights to license and sublicense hereunder shall terminate upon the termination of this Agreement, provided that (i) the termination of such rights shall not affect licenses and sublicenses previously granted by BTI, (ii) such termination will not affect BTI's right to grant licenses and sublicenses with respect to Products accepted and paid for by BTI at the time of such termination, and (iii) BTI shall have the limited right to retain and use the Products to the extent necessary and to fulfill BTI's obligations to support existing license and sublicenses.

     c.   Title to Programs

     Title to and ownership of the Programs, including all patents, copyrights, trade secrets, and proprietary property rights applicable thereto, shall at all times remain solely and exclusively with Excel or the owner of a Sublicensed Program, as the case may be, and BTI shall not take any action inconsistent with such title and ownership. BTI acknowledges Excel's representation that the Software is "Restricted Computer Software" as that term is defined in Subpart
227.471 of the Department of Defense Federal Acquisition Regulation Supplement (DFARS).

     BTI agrees to ensure that if any Software or Documentation will be supplied to a unit or agency of the United States government, whether by BTI or by any of the users to whom BTI directly or indirectly supplies the same, it may only be done by written contract in which:

          i.     If the Software is supplied to the Department of Defense,
(DoD), the government agrees that the Software will be classified as "Commercial Computer Software" and that the governments acquiring only "restricted rights" in the Software and Documentation as that term is defined in Clause 252.2277013
(c) (1) of the DFARS and

          ii. If the Software is supplied to any unit or agency of the United States government other than DoD, the government agrees that the governments rights in the Software and Documentation will be as defined in clause 52.22719
(c) (2) of the FAR.

     BTI acknowledges Excel's representation that the Software and Documentation were developed at private expense and no part of them is in the public domain.

     d.   Protection of Programs

     BTI acknowledges that Excel and/or the respective owners of the Sublicensed Programs have proprietary interest in the Licensed Programs and the Sublicensed Programs respectively, and BTI shall hold such programs in complete confidence. BTI shall not, without the prior written consent of Excel, disclose or otherwise make available such Programs and Sublicenses Programs in any form to any person other than BTI's employees and agents and BTI's end-user customers, distributors and dealers ("BTI's Customers"). The Programs and Sublicensed Programs shall not be copied (other than for backup purposes) or modified, in whole or in part, without the prior written consent of Excel, nor shall BTI translate, reverse engineer, decompile or disassemble the same without the prior written consent of Excel.

     BTI shall not remove or obscure any copyright, patent, trademark, trade secret or similar notice affixed to any Program or Sublicensed Program and shall reproduce and affix such notices or any copies or modifications of the Programs permitted by Excel. Under no circumstances will the source codes for the Programs be disclosed by BTI. BTI shall take appropriate action, by instruction, agreement, or otherwise with respect to any persons permitted access to the Programs and Sublicensed Programs, in order to enable BTI to satisfy its obligations hereunder.

     e.   Terms of License

     Should BTI fail to comply with any of the material terms or conditions of this Agreement, Excel may, upon two (2) days prior written notice to BTI of its intent to do so, terminate any license granted herein to BTI. Unless so terminated, each license and sublicense granted in this Agreement for the use of the Programs and Sublicensed Programs shall remain in force until BTI discontinues the use of the Programs and Sublicensed Programs on the Designated Equipment. Within thirty (30) days after the BTI has discontinued the use of the Programs and Sublicensed Programs or within ten (10) days after Excel has terminated any license or sublicense thereto, BTI shall destroy or return to Excel the original and all copies (including partial copies) of such discontinued or terminated Programs and Sublicensed Programs and certify, in writing, to Excel that it has done so. The obligations of BTI to protect the proprietary nature of the Programs and Sublicensed Programs shall survive the termination of any such license.

     f.   Injunctive Relief

     BTI acknowledges that (i) any unauthorized use or transfer of the Programs or other information contained in the Programs may substantially diminish the value to Excel of the trade secrets and proprietary rights that are the subject of this Agreement and thus irreparably harm Excel, and (ii) if Excel alleges that BTI has breached any of its obligations under this Agreement, Excel shall, if such breach is proven, in addition to all other remedies accorded by law, be entitled to equitable relief (including but not limited to injunctive relief) to protect its interests.

8.   EXPORT CONTROLS

     BTI warrants to Excel that it will not resell, transfer or use the Products obtained from Excel under this Agreement in any way in violation of any laws, regulations, transactions or export controls, or economic sanctions imposed by the United States government with regard to any other State, government or political entity. If BTI intends to export the Products outside the United States, it is incumbent upon BTI to determine whether an export license will be required and, if so, to obtain the license from the appropriate authorities in the United States Commerce or State Department.

     In the event that BTI should need any additional information from Excel in order to obtain said license, BTI shall notify Excel in writing, and Excel agrees to furnish said information upon satisfactory proof of a legitimate need therefore.

9.   PROGRAM UPDATES AND CHANGES IN PRODUCTS SPECIFICATIONS

     a. Excel shall advise BTI in writing of design modifications to the Products where such modifications would, without limitation, improve Product quality, facilitate product sourcing or increase Product reliability. If Excel determines that said modifications would alter the form, fit or function of the Products, such that they are no longer functionally equivalent to the Products they are to replace, Excel shall, upon written request from BTI, deliver to BTI for a sixty day (60) evaluation period, free of charge, a sample of the Products so modified. BTI shall have the right to test and inspect such Products, and BTI shall have the right to disapprove, in writing, any of such proposed modifications to the Products. Should BTI fail to provide notice of said disapproval in writing to Excel as prescribed above, Excel shall assume BTI's consent to the incorporation of such modifications for use by BTI, and shall invoice BTI for the products so delivered. If BTI disapproves of such modifications for its use, BTI shall have the right, within sixty days (60) of such disapproval, to place additional purchase orders for Products without such modifications, provided that BTI's requested shipping dates for such Products occur within the succeeding six (6) month period. Upon such disapproval, BTI shall within ten (10) days, either return the Products so modified to Excel , or be invoiced for such Products.

     Should Excel determine that any of such modifications do not alter the form, fit, or function of said Products such that they remain functionally equivalent to the Products they are to replace, Excel shall notify BTI in writing of said change but shall not be obligated to provide a sample of such Product to BTI for testing or evaluation.

     b. The parties agree that this section 9. a. is not meant to cover changes made to the Products by Excel to correct errors in the Products that have been either reported by BTI or discovered by Excel. The parties further agree that nothing in section 9. a. above should be interpreted as a restriction on Excel's right to generally commercially distribute the Products with the design modifications described herein.

     c. Excel agrees that any new Products that it develops during the term of this Agreement and which it makes generally commercially available, shall be made available to BTI pursuant to the terms and conditions hereof.

10.  NOTICES

     All notices by either party to the other party under this Agreement shall be in writing and personally delivered or send by confirmed facsimile with a copy sent by registered or certified mail, return receipt requested, to the other party at its address set forth above. The date of personal delivery or the date of facsimile transmission, as the case may be, shall be deemed to be the date on which such notice is given.

11.  DISTRIBUTION OF PRODUCTS TO UNITED STATES GOVERNMENT

     The Products being provided by Excel to BTI under this Agreement are "Commercial Computer Software" as defined in the U.S. Government DOD FAR Supplement at 52.227-7013a. As such, the Products, including related documentation, are provided with restricted rights. BTI, in any dealings with the U.S. Government, agrees to inform the U.S. Government that the Products are "Commercial Computer Software" and that the use, duplication, or disclosure by the U.S. Government of the Products is subject to the restrictions as set forth in DOD FAR Supplement at 52.227-7013(b)(3) and in subparagraph
(c)(1)(11) of the Rights in Technical Data and Computer Software clause at 252.227-7013. BTI agrees to work with EXCEL to clearly and properly mark any and all Products, including related documentation, that are to be delivered to any branch or agency of the U.S Government with the restricted rights legend set forth in DOD FAR Supplement at 52.227-7013(b). BTI also agrees to inform all U.S. Government Contracting Officers, when applicable, that the Products are commercial software and subject to the restrictions described above.

12.  PATENT AND COPYRIGHT INDEMNITY

     a. If notified promptly in writing of any action (and all prior claims relating to such action) brought against BTI based on a claim that any of the Products supplied to BTI infringes a patent, copyright or trademark, Excel shall defend such action at its sole expense and pay any costs or damages finally awarded in such action which are attributable to such claim; provided that Excel shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Notwithstanding the provisions of the previous sentence, Excel's obligation to defend as stated therein shall not be excused in the event that BTI engages its own counsel at its own expense, to assist BTI in determining the relevant issues in, and the merits of, said claims and to provide general advice with respect to such claims. If an injunction is obtained against BTI's use of any of the Products by reason of infringement of a patent, copyright or trademark, or if in Excel's opinion any of the Products hereunder is likely to become the subject of a successful claim of infringement of a patent, copyright or trademark, Excel shall, at its option and expense, either procure for BTI the right to continue using such Product or replace or modify the same so that it becomes noninfringing or if neither of the foregoing alternatives are possible, grant BTI a credit for such Product (as depreciated in the case of equipment over four (4) years) and accept its return.

     b. Notwithstanding the foregoing, Excel shall not have any liability to BTI under the foregoing provision if such infringement or claim is based upon.

          1. the use of any of the Products in combination with other equipment or software which is not furnished by Excel where the Products would not, by themselves, be infringing.

     c. If notified promptly in writing of any action (and all prior claims relating to such action) brought against Excel based on a claim that any of the Products that were Manufactured or supplied by Excel in Compliance with BTI'S written designs, specifications or instructions, or any designs, specifications or instructions relayed to Excel orally by BTI which are confirmed by Excel in writing to BTI, ("BTI designed Products") infringes a patent, copyright or trademark, then BTI shall defend such action at its sole expense and pay costs or damages finally awarded in such action which are attributable to such claim, provided however, that BTI shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Notwithstanding the provisions of the previous sentence, BTI'S obligation to defend as stated therein shall not be excused in the event that Excel engages its own counsel at its own expense to assist Excel in determining the relevant issues in, and merits of, said claims and to provide general advice with respect to said claims.

     d. Notwithstanding the foregoing provisions of Section 12.c. above, BTI shall not have any liability to Excel if such infringement or claim is based upon:

          1. The use of any of the BTI Designed Products in combination with other equipment or software which is manufactured or supplied by Excel and is not in compliance with BTI'S written designs, specifications or instructions and/or where BTI Designed Products would not, by themselves, be infringing.

     e. In no event shall either party's total liability to the other party under section 12.a. or 12.c. respectively exceed two (2) times the aggregate sum paid to EXCEL by BTI for the allegedly infringing Products or Programs.

     f. The foregoing provision state the entire liability of Excel and BTI with respect to infringement of patents, trademarks or copyrights by any of the Products or any part thereof or their operation.

13.  LIMITED WARRANTY

     a.   Products

     Excel warrants that the Equipment shall be free of all liens and encumbrances. Excel further warrants that the Equipment shall conform to Excel's or BTI's (as applicable) Product Specifications for same and shall be free from defects in material and workmanship for a period of fourteen (14) months after the date of shipment to BTI (the Warranty period). Excel's sole obligation with respect of claims of non compliance or defects made within the Warranty period described above shall be, at its option, to repair or replace any item which Excel, in its reasonable judgment, determines to be defective within sixty (60) days after receipt of thereof. BTI shall obtain a return authorization number from Excel prior to returning any Equipment to Excel under this warranty. BTI shall be responsible for all shipping charges for Equipment returned to Excel for warranty service, and Excel shall pay charges for the return of the Equipment to BTI. Excel may employ previously utilized parts to make repairs or replacements, so long as the previously utilized parts are not defective in any respect and are subject to the same warranty as new parts. All replaced parts will become the property of Excel on an exchange basis.

     All replacements and repairs made during the initial Warranty period shall carry a warranty equal to the balance of said Warranty period, or ninety days, whichever is longer. Any repair made under said repair warranty which is made after the expiration of the initial Warranty period shall, unless covered by the EXCEL "EXTENDED WARRANTY and SUPPORT PROGRAM," not be further warranted and should additional repair be necessary, said repair shall be subject to the Out of Warranty prices as appended hereto in Exhibit VI.

     Excel offers an "Extended Warranty and Support Program" at additional cost, a copy of which is appended hereto as Exhibit V, as well as an OUT OF WARRANTY price list, appended hereto as Exhibit VI, covering both repairs replacements and software upgrades.

     Excel further warrants that it shall make available the spare parts listed in Exhibit I (as such spares may be amended from time to time to account for technical changes and improvements) for a period of five (5) years from the date of the last Product shipped hereunder. This provision shall only apply to "LNX" and "PCX" Products; it shall not apply to "XLDX" Products. All "XLDX" spare parts will be supplied by EXCEL for the aforementioned period subject to their availability.

     b.   Limitations of Warranty

     The foregoing limited warranties by Excel shall not apply if:

          i. A repair or replacement part is required as a result of causes other than normal use, including without limitation, repair, maintenance, alteration or modification of the Products by persons other than Excel or other authorized personnel (which term includes duly qualified and authorized BTI personnel); accident, fault or negligence of the BTI or BTI'S customer; operator error or improper use or misuse of the Products; or causes external to the Products not caused by Excel, such as, but not limited to, transportation or fluctuations of humidity or temperature in excess of the specified tolerance levels of the Products or failure of electrical power, or fire or water damage; or

          ii. The Products are modified by BTI or used with software or equipment for applications that are beyond the normal or customary business of BTI; or

          iii. BTI's customer's installation site is not maintained in accordance with Excel's applicable site specification as set forth in the relevant Product User's Manual.

     c.   Software

     Excel warrants that for fourteen (14) months after shipment, all Software licensed hereunder will substantially conform to Excel's or BTI's (as preapproved by Excel) then current published Product Specifications for the Software. BTI must notify Excel in writing of any defect in the Software, and if the Software is found to be substantially defective, Excel shall correct such defect in a manner determined by Excel. Excel will correct any and all service affecting Software deficiencies or provide an adequate workaround(s) for same.

     d.   Limitation of Liability and Damages

     No action, whether in contract or tort, including negligence arising out of or in connection with this Agreement, may be brought by either party more than twenty four (24) months after the cause of action has accrued. This limitation shall not apply to actions for any breach of the Patent and Copyright provisions or actions for violations or infringements as provided in Section 12 above, of Excel's rights relating to the Programs licensed or sublicensed hereunder.

     e.   Disclaimers

     OTHER THAN THE LIMITED WARRANTY SET FORTH IN THIS SECTION, EXCEL DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE PRODUCTS (INCLUDING, WITHOUT LIMITATION, WARRANTIES AS TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), EITHER EXPRESS OR IMPLIED, AND THE FOREGOING EXPRESS LIMITED WARRANTIES ARE PROVIDED IN LIEU OF ANY OTHER WARRANTIES ON THE PART OF EXCEL. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     f.   Use of the Equipment in Critical Application

     Excel's equipment and Products are manufactured for standard commercial use and must be carefully considered for use in critical elements in applications or systems, such as life support systems (e.g.: "911" or "E911" -like systems), mass transportation or air traffic control systems, where failure of the Equipment to perform can be reasonably expected to cause failure of the application or system, to affect the safety or effectiveness of the application or system. Before using, BTI will determine the suitability of the Equipment for its intended use.

     g.   Out of Warranty Service

     Unless otherwise specified herein in any appendix, or otherwise in any service contract, Excel agrees to provide out of warranty service for any of its Products, in accordance with the Excel "Out of Warranty Price List" appended hereto as in Exhibit VI.

14.  SUPPORT

     a. Products supplied to BTI hereunder will ultimately be used by end-users located outside as well as inside the U.S. In the event that BTI is unable to resolve problems with the Products during the installation/acceptance process or is unable to keep the Products in a reliable state during or after the Warranty period, BTI shall make available at the relevant end-user site or, at BTI if the problem is capable of remote cure, a person previously trained in the Excel technical training program. The person shall call Excel at 1-800-541-7002 and request technical support. If after attempting to repair through this telephone conversation, Excel and BTI are unable to rectify the situation, Excel will promptly send qualified technical experts to the relevant end-user site who will rectify the situation. As to end user site consultations which take place during the Warranty period: (i) if a Product defect caused the problem, EXCEL will bear the cost of the consultation (U.S. and Canada only) and BTI will bear the cost of out-of-pocket expenses, (ii) if a Product defect did not cause the problem, BTI will bear all costs. All end-user site consultations which take place after the initial Warranty period or the Extended Warranty period, if applicable, shall be invoiced and paid for in accordance with the Out of Warranty Price List as appended hereto as Exhibit VI. In addition to the out of warranty services described elsewhere in this Agreement, Excel will continue to provide Product parts and Software services at reasonable prices after expiration of the relevant warranty.

     b. Excel will provide technical training to BTI's employees as outlined in Exhibit IV hereto.

15.  CHANGES REQUESTED BY BTI

     BTI's Procurement department may, from time to time, by written notice to Excel, request changes in the method of packing or shipment, quantity ordered, (within the parameters contained in Exhibit II attached hereto,) destinations and delivery schedules for the Products. If any such change causes a material increase or decrease in Excel's cost of the Products or delivery schedule hereunder, an equitable adjustment shall be made to such price or delivery schedule, or both. Any claim by Excel for adjustment under this Section 15 shall be deemed waived unless made in writing within twenty (20) days after receipt of written notice of said change.

     In addition, BTI's Procurement Department may from time to time in writing, request changes in Product Specifications. Upon receipt of such request, EXCEL shall promptly make an evaluation of the proposed change. If, in EXCEL's sole discretion, it deems the proposed change reasonable, it shall, as the information becomes available, notify BTI of the terms, projected delivery times and minimum Product purchase commitment levels required from BTI in order for EXCEL to proceed with such modifications. EXCEL reserves to itself the right, in its sole discretion, to reject any such requests.

16.  MANUFACTURING RIGHTS

     a. Excel hereby agrees that, within thirty (30) days of the effective date of this Agreement, it will place in escrow with Data Securities International, Inc. ("DSI") all materials necessary for BTI to manufacture the Products, including but not limited to, blueprints, artwork, process sheets, test procedures, tooling drawings, schematics, computer software source code, performance specifications and all related documentation. BTI agrees that it shall pay all fees associated with said deposit in escrow for the entire term of Escrow.

     b. Excel agrees, on an ongoing basis, to promptly provide DSI with any modifications or improvements of any materials placed in escrow pursuant to this
Section 16. and to notify BTI of any such modifications or improvements promptly.

     c. In the event that any of the release conditions described below (the "Release Conditions") occurs, then the parties agree that: (1) DSI shall release to BTI all materials held in escrow; (2) Excel will grant to BTI a royalty-free license to manufacture such Products; and (3) BTI shall utilize such materials only to manufacture or otherwise procure Products to satisfy existing Purchase Orders and forecasted orders as required by Exhibit II, and to support existing Products already distributed by BTI. BTI further agrees to treat such materials as the Proprietary Information of Excel subject to the provisions of Section 17.d below.

     d. For the purpose of this Section 16., the Release Conditions shall mean one or more of the following events:

          (1) Excel commits a material breach of its obligations hereunder and fails to cure such breach within forty five (45) days of the receipt of notice from BTI which details such breach; or

          (2) Excel fails to continue to do business in the ordinary course, which failure continues for more than forty five (45) days; or

          (3) One of the following circumstances materially affect Excel's ability to comply with the terms of this Agreement and such condition remains uncorrected for more than sixty (60) days:

          (i) entry of an order for relief by or against Excel under Title 11 of the United States Code;

          (ii) the making by Excel of a general Assignment for the benefit of creditors;

          (iii) the appointment of a general receiver of trustee in bankruptcy of Excel's business or property; or

          (iv) action by Excel under any state insolvency or similar law for the purpose of its bankruptcy, reorganization or liquidation.

17.  GENERAL

     a. The obligations of Excel under this Agreement shall be subject to the procurement by, and at the expense of, BTI of any import or export licenses, documents, permits or clearances required with respect to this Agreement and are subject to the condition precedent that all necessary approvals from governmental authorities (including exchange control authorities) have been obtained. BTI agrees to comply with all laws applicable to BTI as they relate to the Products, of the United States of America and its states at all times and shall not take or refrain from taking any action which would result in the violation of such laws by Excel. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between Excel and BTI.

     b. If the financial condition of BTI at any time does not justify continuation of the work called for, or shipment on the terms of payment originally specified, Excel, in its sole discretion, may require full payment in advance of delivery.

     c. The validity, construction and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules.

     d. BTI agrees it shall protect all such information and hold such information so provided in accordance with the provisions of the Mutual Non-Disclosure Agreement between the parties, dated February 3, 1994.

     e. This Agreement and the above referenced Non-Disclosure Agreement is the complete and exclusive statement of this agreement between the parties and supersedes all prior agreements and communications with respect to the subject matter herein. Excel makes no representations to BTI except as expressly set forth herein. Unless otherwise agreed by the parties in writing, the terms of this Agreement and the said Non-Disclosure Agreement shall apply and govern the parties' dealings notwithstanding any proposed variations or additions which may be contained in any Purchase Order or other communications submitted by BTI or in any Sales Order or similar notice provided by Excel.

     f. This Agreement may not be modified, amended or waived in whole or in part, except by written agreement of the parties hereto. No Excel employee other than its President, shall have any actual or apparent authority to modify the terms of this Agreement in any way. Any authorized modifications shall be in writing and signed by such representative of Excel. Any item or service furnished by Excel in furtherance of this Agreement, although not specifically identified herein, shall nevertheless be covered and governed by this Agreement unless specifically covered by some other written agreement executed by BTI and an authorized representative of Excel.

     g. Either party may assign this Agreement, or any of its rights hereunder or delegate any of its obligations hereunder, provided such party's transferee agrees in writing to be bound by all of the provisions of this Agreement and such writing is provided to the other party within a reasonable period of time prior to the effective date of such assignment or delegation.

     h. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

     i. All rights and remedies of either party shall be cumulative and may be exercised singularly or concurrently. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term.

     j. If any provisions of this Agreement shall for any reason be held illegal or unenforceable, such provisions shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

     k. In the event either party is unable, in its reasonable judgment, to perform in accordance with this Agreement, due in whole or in part to any cause beyond the party's control, including without limitation, Acts of God, acts of the enemy, events of war, embargoes, strikes, lockouts, dispute with workers, shortage of fuel, unusually severe weather conditions, fires, floods, earthquakes, and unreasonably dangerous situations, the affected party shall promptly notify the other party in writing and the date of performance shall be extended for a period equal to the period of such delay. Notwithstanding the foregoing, if such period of delay extends beyond ninety (90) days, the other party may, upon written notice to the affected party, terminate this Agreement with no further liability except for any payments owed and then due.

18.  TERMINATION

     This Agreement shall terminate two years from the date of the signing hereof. Unless otherwise notified in writing by Excel 6 months prior to any termination date, this Agreement shall be automatically renewed for successive two year periods.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 27th day of May, 1994.


Excel, Inc.,                            BTI,

By:                                     By:

/s/ Robert P. Madonna                   /s/ Edward P. Maggio, V.P.
--------------------------------        ------------------------------------
Robert Madonna, President               Edward P. Maggio, V.P.

                                   EXHIBIT 1

Effective March 25, 1994                                              Excel, Inc

Supersedes:  January 28, 1994                                LNX 2000 Price List


    PART NUMBER          MODEL #                                   DESCRIPTION                               PRICE
BASE UNIT
00-2200-00           Base Unit:  Includes Chassis, 48 VDC Power supply, MX/CPU-2000, Clock SIMM                     $30,326
   Chassis
   68-7004-00B                         Front Air Flow Chassis
   68-7004-10B                         Bottom Air Flow Chassis

   Power Supply
   68-1115-008                         48 VDC Power Supply Card

   Matrix/CPU
   68-2000-11B       MX/CPU-2000       Matrix/CPU-2000 3.X Card

   Matrix/CPU I/O Modules
   67-1014-40B                         MX/CPU RS232 I/O Module for 1.544/2.048 Clock SIMM Matrix
   67-1014-60B                         MX CPU RS232 I/O Module for 64 kps Clock SIMM Matrix
   67-1019-00B                         MX/CPU Ethernet I/O Module                                            future release

   Clock SIMMS
   67-1005-00                          Clock SIMM/1.544
   67-1005-10                          Clock SIMM/2.048
   67-1005-20                          Clock SIMM/64

Line Cards
68-2005-20B          ST1LC-192         Smart T1 Line Card (192 Ports)                                               $11,325
68-2010-02B          SE1LC-128         Smart E1 Line Card (128 Ports) 120 Ohm                                        $8,424
68-2010-22B          SE1LC-256         Smart E1 Line Card (256 Ports) 120 Ohm                                       $13,024
68-2015-00B          SJ1LC-128         Smart J1 Line Card (128 ports)                                                $9,265
   67-1015-00B                         ST1LC 120 Ohm/SJ1LCI/O Module                                               included
68-2010-00B          SE1LC-128         Smark E1 Line Card (128 ports) 750hm                                          $8,424
68-2010-20B          SE1LC-256         Smark E1 Line Card (256 Ports) 750Ohm                                        $13,024
   67-1016-00B       SE1LC75           Ohm I/O Module                                                              included

Optional Line Card I/O Modules
67-1017-00B                            ST1LC Redundant I/O Module                                            future release
67-1042-00B                            SE1LC 120 Ohm Redundant I/O Module                                    future release
67-1043-00B                            SJ1LC Redundant Standby I/O Module                                    future release
67-1043-00B                            Redundant Standby I/O Module                                          future release

Service Resource Cards
68-2007-00B          MFDSP             Multi Function DSP Card (Tone Gen., Tone Rec., Cont., CPA)                    $4,995
68-2016-00B          ISDN PRI-24       ISDN PRI-24 D Channel Engine                                                 $12,995

Related Modules
67-1004-00                             Quad C31 Module for MFDSP                                                     $1,695
67-1010-00                             VRAF, Flash for MFDSP                                                 future release
67-1006-00                             VRAS, SRAM for MFDSP                                                  future release


Software
65-8006-XX                             LNX Base System Software 3.X                                                  $4,995
65-8032-XX                             ISDN PRI-24 Software 3.X                                                      $5,000
65-8022-XX                             PPL Software 3.X                                                              $9,995
65-8041-XX                             Developers Toolkit                                                              $499
                                       Control Software                                                      future release

Manuals
08-2003-XX                             LNX Users Manual 3.X w/current release notes                                    $100
08-8041-XX                             Developers Toolkit Manual w/current release notes                               $100
                                       Control Users Manual w/current release notes                          future release

REDUNDANT ENHANCEMENT
00-2200-10           Redundant Enhancement: Includes 48VDC Power Supply, MX/CPU-2000 Clock SI                       $22,615

   Power Supply
   68-1115-00B                         48 VDC Power Supply Card

   MX/CPU
   68-2000-11B       MX/CPU-2000       Matrix/CPU-2000 Card

Matrix/CPU/ I/O Modules
   67-1014-40B                         MX/CPU RS232 I/O Module for 1.544/2.048 Clock SIMM Matrix
   67-1014-60B                         MX/CPU RS232 I/O Module for 64 kps Clock SIMM Matrix
                                       MX/CPU Ethernet I/O Module                                            future release

   Related Simms
   67-1005-00                          Clock SIMM/1.544 kps
   67-1005-10                          Clock SIMM/2.048 kps
   67-1005-20                          Clock SIMM/64 kps

SPARE PARTS
68-7004-00B                            LNX Chassis with Front Air Flow                                               $6,600
68-7004-10B                            LNX Chassis with Bottom Air Flow                                              $6,600
68-2000-11B          MX/CPU-2000       Matrix/CPU-2000 3.X Card                                                     $17,656
68-1115-00B                            48 VDC Power Supply Card                                                      $7,325
68-7005-00                             Fan Tray Assembly                                                             $1,890
67-1015-00B                            ST1LC/SE1LC 120 Ohm/S1TLC I/O Module                                            $595
67-1016-00B                            SE1LC 75 Ohm I/O Module                                                         $645
67-1017-00B                            ST1LC Redundant I/O Module                                            future release
67-1042-00B                            SE1LC 120 Ohm Redundant I/O Module                                    future release
67-1043-00B                            SJ1LC Redundant I/O Module                                            future release
67-1044-00B                            Redundant I/O Slave Module                                            future release
67-1014-00B                            MX/CPU RS232 I/O 1.544/2.048 Clock SIMM Module                                  $595
67-1014-20B                            MX/CPU RS232 I/O 64 kps Clock SIMM Module                                       $595
                                       MX/CPU Ethernet I/O Module                                            future release


Effective January 28, 1994                                            Excel, Inc

Supersedes:  December 13, 1994                                PCX 512 Price List


    PART NUMBER      MODEL #                                       DESCRIPTION                                  PRICE
Base Units


   Chassis
   68-7515-00B                         20 Slot Industrial AC Chassis                                                 $2,500
   68-7520-00B                         20 Slot Industrial 48 Volt DC Chassis                                         $3,191

   Redundant Power Option
   66-0001-00                          Redundant 48 Volt Power Supply                                                $1,865

   Matrix/CPU
   68-1200-37        MX/CPU-512        Matrix/CPU-512 Card                                                           $6,495
   68-1200-17        MX/CPU-96         Matrix/CPU-96 Card                                                            $3,495

   Related Simms
   ??-1005-01                          Clock Simm/1.544                                                            included
   ??-1005-11                          Clock Simm 2.048                                                            included

Digital Line Cards

8-1205-00            PCST1LC-48        Smart T1 Line Card 48 Ports                                                   $3,295
8-1205-20            PCST1LC-96        Smart T1 Line Card 96 Ports                                                   $4,995
8-1212-00            PCSE1LC-64        Smart E1 Line Card 64 Ports 75 Ohm                                            $3,625
8-1212-02            PCSE1LC-64        Smart E1 Line Card 64 Ports 120 Ohm                                           $3,625
8-1212-20            PCSE1LC-128       Smart E1 Line Card 128 Ports 75 Ohm                                           $5,495
8-1212-22            PCSE1LC-128       Smart E1 Line Card 128 Ports 120 Ohm                                          $5,495
8-1214-00            PCSJ1LC-64        Smart J1 Line Card 64 Ports                                                      tbd
8-1214-20            PCSJ1LC-128       Smart J1 Line Card 128 Ports                                                     tbd

Analog Line Cards
8-1206-20            PCULC-12LS        PC Universal Line Card (12 Ports) for LS-FXO Modules                          $1,995
   67-1011-00                             FXO Module for PCULC-12LS                                             included
8-1206-00            PCULC-12          PC Universal Line Card (12 Ports) for DID and LS-FXS Modules                  $1,995
   67-1007-00                             Dual DID Module for PCULC-12 Card                                     included
   67-1008-00                             Dual LS-FXS Module for PCULC-12 Card                                  included
8-1130-00            PCULC-6           PC Universal Line Card (6 Ports)                                              $1,795
   67-1033-00                             ME&M 2w/4w type I/II Module for PCULC-6 Card                          included
   67-1032-00                             LS-FXO Module for PCULC-6                                             included
   67-1031-00                             LS-FXS Module for PCULC-6 Card                                        included


                                                                     Excel, Inc.
                                                   PCX 96 and PCX 512 Price List


PART NUMBER          MODEL #                                  DESCRIPTION                                        PRICE
Service Resource Cards
68-1207-00           PCMFDSP         Multi Function DSP Card                                                         $2,495
   67-1004-00                           DC31-64 for PCMFDSP Card                                                     $1,695
   67-1010-00                           VRAF, Flash Simm for MFDSP Card                                      future release
   67-1006-00                           VRAS Simm for MFDSP Card                                             future release
68-1260-00           PCISDN-24       PCISDN PRI-24 D Channel Engine                                                  $6,995
68-2004-00           PCTGR-24        PC Tone Generator/Receiver Card (24 Receivers)                                    $997
   67-1001-00                           DTMF Module for PCTGR-24 Card                                                  $149
   67-1002-00                           MF Module for PCTGR-24 Card                                                  $1,100
68-2004-10                           PC Tone Generator/Receiver Card w/ 2 DTMF-6 Modules                             $1,295
68------00           PCRBI           PC Resource Bus Interface Card                                                    $895

Host Control
66-1005-00                           486/33 4MB, 200MB Hard Dr., Floppy Dr., Keyboard, VGA w/ Mouse                  $2,838
66-1009-00                           486/32MB, 500 MB Hard Dr., Floppy Dr., Keyboard, VGA w/ Mouse                   $6,638
66-1001-00                           486/33 4 MB, 40 MB Hard Drive, Floppy Drive, Keyboard                           $2,423
66-1010-00                           486/33 4 MB, 200 MB Hard Dr., Floppy Dr., Keyboard, LCD w/ VGA                  $3,697

Software
65-8007-XX                           PCX Base System Software 3.X                                                    $4,995
65-8025-XX                           PCPPL Software 3.X                                                              $5,000
65-8031-XX                           PCISDN PRI Software 3.X                                                         $5,000
65-8041-XX                           Developers Toolkit Software                                                       $499
                                     Control Software

Manuals
08-2006-XX                           PCX User's Manual 3.X with Current Release Notes                                  $100
08-8041-XX                           Developer's Toolkit Manual with Current Release Notes                             $100

Spare Parts
62-0012-00                           PCX Ringing Voltage/Talk Battery -48 V Power Supply                               $300
64-1012-00                           PCX ULC Rear Exit Cable                                                           $125


Effective May 27, 1994                                                Excel, Inc

Supersedes:  January 29, 1993                                         Price List


PART NUMBER              MODEL                                    DESCRIPTION                                      PRICE
XLDX  Base Unit
   60-1000-01           XLDX-32-C           32 Port Base Unit.  Includes one of each of the following:  16      $24,285.00
                                            slot chassis/VME, 32 port CPU, 32 port matrix, bus extender, and power module master
   60-1002-01           XLDX-64-C           64 port Base Unit.  Includes one of each of the following:  16      $41,428.00
                                            slot chassis/VME, 64 port CPU, 64 port matrix, bus extender, power module master, power module booster

XLDX  Cards
   63-1000-00           T1LC-4-C            4 T1 span Line Card                                                 $7,143.00

XLDX  Software
   55-1000-37           System SW           Software Release XX.X                                               $4,954.00

XLDX  Spares
   62-1002-00           Matrix 32           32 port matrix                                                       $10,057.00
   62-1002-02           Matrix 64           64 port matrix                                                       $17,107.00
   62-1006-00           CPU-32              32 Port CPU (68010)                                                   $4,572.00
   62-1008-00           CPU-64              64 port CPU (68030)                                                  $10,714.00
   67-1000-00           PSM-40B             Power Module Master                                                   $5,486.00
   67-1000-01           PSB-40B             Power Module Booster                                                  $5,486.00
   67-1000-02           PSM/PSB-40B         Both Power Module Master and Booster                                  $8,114.00
   68-1300-00           Bus-Ex              Bus Extender                                                          $3,657.00
   95-1000-00           XLDX-16             16 slot XLDX chassis                                                 $18,000.00


                                   EXHIBIT III
                                     TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------
LNX 2000
                                     Base unit with Front Air Flow/Logo.  Includes
60-2200-00      LNX 2000-BU/FAF/L    chassis, Matrix, and Power Supply               [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Base Unit with Bottom Air Flow/Logo.  Includes
60-2200-10      LNX 2000-BU/BAF/L    chassis, Matrix, and Power Supply               [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Base Unit with Bottom Air Flow.  Includes
60-2200-20      LNX 2000-BUT/BAF     chassis, Matrix, and Power Supply               [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Base Unit with Front Air Flow.  Includes
60-2200-30      LNX 2000-BU/FAF      chassis, Matrix and Power Supply                [_][_][_][_][_][_][_][_][_][_][_][_]

                                     CPU (68302) Matrix Card - 2048 kbs CEPT
68-2000-00      MX/CPU-2000A         clock simm whit I/O card                        [_][_][_][_][_][_][_][_][_][_][_][_]

                                     CPU (68302) matrix Card - 1.544 T1 clock
68-2000-10      MX/CPU-2000B         simm with I/O card                              [_][_][_][_][_][_][_][_][_][_][_][_]

                                     CPU (68302) Matrix Card - 64 kbs clock simm
68-2000-20      MX/CPU-2000C         whit I/O card                                   [_][_][_][_][_][_][_][_][_][_][_][_]

68-2005-00      ST1LC-96             4 T1 span line card with I/O card               [_][_][_][_][_][_][_][_][_][_][_][_]

68-2005-20      ST1LC-192            8 T1 span line card with I/O card               [_][_][_][_][_][_][_][_][_][_][_][_]

                                   EXHIBIT III
                                     TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------
                                     Multifunction DSP card with I/O card.
68-2007-00      MFDSP                (modules not included)                          [_][_][_][_][_][_][_][_][_][_][_][_]

58-2010-00      SE1LC-128            4 E1 span line card with I/O card.  75 Ohm      [_][_][_][_][_][_][_][_][_][_][_][_]

68-2010-02      SE1LC-128            4 E1 span line card with/O card.  120 Ohm       [_][_][_][_][_][_][_][_][_][_][_][_]

68-2010-20      SE1LC-256            8 E1 span line card with I/O card.  75 Ohm      [_][_][_][_][_][_][_][_][_][_][_][_]

68-2010-22      SE1LC-256            8 E1 span line card with I/O card.  120 Ohm     [_][_][_][_][_][_][_][_][_][_][_][_]

68-2015-00      Sj1lc-128            4 J1 span line card with I/O card               [_][_][_][_][_][_][_][_][_][_][_][_]

68-2016-00      ISDN PRI-24          24 D Channel Engine                             [_][_][_][_][_][_][_][_][_][_][_][_]

68-7994-00      LNX-chassis/FAF/L    LNX chassis with Front Air Flow/Logo            [_][_][_][_][_][_][_][_][_][_][_][_]

68-7004-10      LNX-chassis/BAF/L    LNX chassis with Bottom Air Flow/Logo           [_][_][_][_][_][_][_][_][_][_][_][_]

68-7004-20      LNX-chassis/BAF      LNX chassis with Bottom Air Flow                [_][_][_][_][_][_][_][_][_][_][_][_]

68-7004-30      LNX-chassis/FAF      LNX chassis with Front Air Flow                 [_][_][_][_][_][_][_][_][_][_][_][_]

67-1014-00      I/O-MX/CPU           I/O Module for the MX/CPU                       [_][_][_][_][_][_][_][_][_][_][_][_]

67-1013-00      I/O-DSP              I/O Module for the MFDSP                        [_][_][_][_][_][_][_][_][_][_][_][_]

                                  EXHIBIT III
                                    TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

67-1013-40      I/O-ISDN PRI         I/O Module for the ISDN PRI-24 Card             [_][_][_][_][_][_][_][_][_][_][_][_]

67-1015-00      I/O-St1LC            I/O Module for the ST1LC card                   [_][_][_][_][_][_][_][_][_][_][_][_]

67-1016-00      I/O-SE1LC            I/O Module for the SE1LC card                   [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Redundant Enhancement.  Includes MX/CPU-
66-2200-00      LNX-2000RE           2000 and Power Supply                           [_][_][_][_][_][_][_][_][_][_][_][_]

65-8000-XX      System SW            LNX Base System software                        [_][_][_][_][_][_][_][_][_][_][_][_]

65-8001-XX      Control SW           LNX Control Software                            [_][_][_][_][_][_][_][_][_][_][_][_]

65-8020-XX      IPPL                 International Programmable Protocol Software    [_][_][_][_][_][_][_][_][_][_][_][_]

65-8030-XX      PRI-SW               ISDN PRI Software                               [_][_][_][_][_][_][_][_][_][_][_][_]

08-2000-XX      LNX User's Manual    LNX 2000 User's Manual.  Current Rev            [_][_][_][_][_][_][_][_][_][_][_][_]

67-1005-00      Clock Simm/2.048     2.048 kbs Clock Simm for MX/CPU-2000            [_][_][_][_][_][_][_][_][_][_][_][_]

67-1005-10      Clock Simm/1.544     1.544 kbs Clock Simm for MX/CPU-2000            [_][_][_][_][_][_][_][_][_][_][_][_]

67-1005-20      Clock Simm           64 kbs Clock Simm for MX/CPU-2000               [_][_][_][_][_][_][_][_][_][_][_][_]

68-115-00       Power Supply Card    Power Supply Card - 48 VDC                      [_][_][_][_][_][_][_][_][_][_][_][_]

                                  EXHIBIT III
                                    TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

68-7005-00      FNTR-5               Fan Tray Assembly                               [_][_][_][_][_][_][_][_][_][_][_][_]

                                  EXHIBIT III
                                    TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

PCX 512
68-1126-00      PCALARM              Alarm Card                                      [_][_][_][_][_][_][_][_][_][_][_][_]

                                     PC Universal Line Card.  Includes any 6 of
                                     the following single analog trunk modules: 67
                                     -1031-00 JLS-FXS/67-1032-00, MGSLS-
68-1130-00      PCULC-6              FXO/67-1033-00, ME&M

                                     CPU (68302) and Matrix Card.  Includes 68-
68-1200-00      MX/CPU-512           1135-00, PC Term Card                           [_][_][_][_][_][_][_][_][_][_][_][_]

68-1200-10      MX/CPU-96            CPU (68302) and Matrix Card                     [_][_][_][_][_][_][_][_][_][_][_][_]

68-1205-00      PCST1LC-48           T1 Line Card (48 ports)                         [_][_][_][_][_][_][_][_][_][_][_][_]

68-1205-20      PCST1LC--96          T1 Line Card (96 ports)                         [_][_][_][_][_][_][_][_][_][_][_][_]

                                     PCULC-12 PC Universal Line Card. Includes
                                     any 6 of the following dual analog trunk
                                     modules: 67-1007-00 MD-DID, dual DID port
                                     module or 67-1008-00 MD-FXS, dual LS-FXS
                                     port module.  Requires matrix B4, C4,
68-1206-00      PCULC-12             D4 or later                                     [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Mutlifunction DSP Card Base.  (modules not
68-1207-00      PCMFDSP              included)  Requires matrix revision C or later. [_][_][_][_][_][_][_][_][_][_][_][_]

                                   EXHIBIT III
                                     TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

                                     PEB and MVIP Resource Bus interface and
68-1208-00      PCRBI                PCX Terminator.  (Schedule A1/93)               [_][_][_][_][_][_][_][_][_][_][_][_]

68-1260-00      PCISDN PRI-24        24 D Channel Engine                             [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Tone Generator/Receiver-Base (Tone Simms
68-2002-00      PCTGR-24             not included)                                   [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Tone Generator/Receiver Base including (2)
68-2002-10      PCTGR-12D            DTMF-6's.                                       [_][_][_][_][_][_][_][_][_][_][_][_]

67-1001-00      DTMF-6               DTMF module - 6 ports for PCTGR card            [_][_][_][_][_][_][_][_][_][_][_][_]

67-1002-00      MF-6                 MF module - 6 ports for PCTGR card              [_][_][_][_][_][_][_][_][_][_][_][_]

67-1003-00      PCP Simm             Precise Call Progress simm for the PCTGR card   [_][_][_][_][_][_][_][_][_][_][_][_]

67-1007-00      MD-DID               Dual DID Port Module for PCULC-12               [_][_][_][_][_][_][_][_][_][_][_][_]

67-1008-00      MD-FXS               Dual Ls-FXS Port Module for PCULC-12            [_][_][_][_][_][_][_][_][_][_][_][_]

67-1011-00      MD-FXO               Dual FXO Port Module for PCULC-12               [_][_][_][_][_][_][_][_][_][_][_][_]

67-1031-00      MLS-FXS              LS-FXS Module for the PCULC-6                   [_][_][_][_][_][_][_][_][_][_][_][_]

67-1032-00      MGSLS-FXO            GS/LS-FXO Module for the PCULC-6                [_][_][_][_][_][_][_][_][_][_][_][_]

67-1033-00      ME&M                 E&M 2w/4w type I/II Module for PCULC-6          [_][_][_][_][_][_][_][_][_][_][_][_]

                                   EXHIBIT III
                                     TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

65-8002-XX      Control SW           PCX Control Software                            [_][_][_][_][_][_][_][_][_][_][_][_]

65-8003-XX      System SW            PCX Base System Software                        [_][_][_][_][_][_][_][_][_][_][_][_]

08-2001-XX      PCX User's Manual    PCX 512 User's Manual.  Current Rev.            [_][_][_][_][_][_][_][_][_][_][_][_]

62-0006-00      Power Supply         PCX-48 V/Ringing Power Supply                   [_][_][_][_][_][_][_][_][_][_][_][_]

62-1010-00      Power Supply         PCX Power supply 110-48V, 3 Amp                 [_][_][_][_][_][_][_][_][_][_][_][_]

64-1012-00      PCX Rear Cable       PCX ULC Rear exit cable                         [_][_][_][_][_][_][_][_][_][_][_][_]

68-1135-00      PC Term Card         Included on Mx/CPU-512 Matrix Card              [_][_][_][_][_][_][_][_][_][_][_][_]

68-7512-10      PCX Chassis          10 slot PCX Industrial Chassis                  [_][_][_][_][_][_][_][_][_][_][_][_]

68-7512-14      PCX Chassis          14 slot PCX Industrial Chassis                  [_][_][_][_][_][_][_][_][_][_][_][_]

68-7512-20      PCX Chassis          20 slot PCX Industrial Chassis                  [_][_][_][_][_][_][_][_][_][_][_][_]

                                  EXHIBIT III
                                    TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

PCX/LNX
65-8005-XX      EXACT                Excel application Control Tool                  [_][_][_][_][_][_][_][_][_][_][_][_]

65-8010-XX      Windows Toolkit      Windows Base Toolkit software package           [_][_][_][_][_][_][_][_][_][_][_][_]

65-8011-XX      DOS Toolkit          DIS base Toolkit software                       [_][_][_][_][_][_][_][_][_][_][_][_]

65-8012-XX      UNIX Toolkit         UNIX Base Toolkit software package              [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Quad C31 Module/DTMF/MFR1 Red3eiver for
67-1004-00      DC31-64              MFDSP                                           [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Voice recorded announcement, SRAM, for
67-1006-00      VRAS                 MFDSP                                           [_][_][_][_][_][_][_][_][_][_][_][_]

                                     Voice recorded announcement, Flash, for
67-1010-00      VRAF                 MFDSP                                           [_][_][_][_][_][_][_][_][_][_][_][_]

67-1020-00      Tone Simm            Tone simm for MFDSP

08-2020-00      EXACT User's Manual  EXcel Application Control Tool User's Manual    [_][_][_][_][_][_][_][_][_][_][_][_]

XLDX
                                     32 Port Base Unit.  Includes one of each of
                                     the following:  16 slot chassis/VME, 32 port
                                     CPU, 32 port matrix, bus extended, and
60-1000-01      XLDX-32-C            power module master                             [_][_][_][_][_][_][_][_][_][_][_][_]

                                   EXHIBIT III
                                     TABLE A

-----------------------------------------------------------------------------------------------------------------------------
                                          Quarter Product Mix Configuration Estimate
-----------------------------------------------------------------------------------------------------------------------------
                                                Quantity of Hardware by Month
-----------------------------------------------------------------------------------------------------------------------------
Part Number     Name                 Description                                      1  2  3  4  5  6  7  8  9  10 11 12
-----------------------------------------------------------------------------------------------------------------------------

                                     64 port Base Unit.  Includes one of each of
                                     the following:  16 slot chassis/VME, 64 port
                                     CPU, 64 port matrix, bus extended, power
60-1002-01      XLDX-64-C            module master, power module booster             [_][_][_][_][_][_][_][_][_][_][_][_]

63-1000-00      T1LC-4-C             4 T1 span Line Card                             [_][_][_][_][_][_][_][_][_][_][_][_]

55-1000-37      System SW            Software Release XX.X                           [_][_][_][_][_][_][_][_][_][_][_][_]

62-1002-00      Matrix 32            32 port matrix                                  [_][_][_][_][_][_][_][_][_][_][_][_]

62-1002-02      Matrix 64            64 port matrix                                  [_][_][_][_][_][_][_][_][_][_][_][_]

62-1006-00      CPU-32               32 Port CPU (68010)                             [_][_][_][_][_][_][_][_][_][_][_][_]

62-1008-00      CPU-64               64 port CPU (68030)                             [_][_][_][_][_][_][_][_][_][_][_][_]

67-12000-00     PSM-40B              Power Module Master                             [_][_][_][_][_][_][_][_][_][_][_][_]

67-1000-01      PSB-40BV             Power Module Booster                            [_][_][_][_][_][_][_][_][_][_][_][_]

67-1000-02      PSM/PSB-40B          Both Power Module Master and Booster            [_][_][_][_][_][_][_][_][_][_][_][_]

68-1300-00      Bus-Ex               Bus Extender                                    [_][_][_][_][_][_][_][_][_][_][_][_]

95-1000-00      XLDX-16              16 slot XLDX chassis                            [_][_][_][_][_][_][_][_][_][_][_][_]

EXHIBIT II                                                           PAGE 1 OF 2
                                                                     (5/26/94)
                                 DEMAND FORECAST
                                       AND
                                DISCOUNT SCHEDULE


Demand Forecast
---------------


As required by the Purchase and Resale Agreement, BTI will provide a rolling demand forecast for all Excel Products as described below. This demand forecast will be used in determining a discount rate for all BTI purchases of Products.

A demand forecast will include an estimated quarterly purchase of specific Excel Products (by Excel part numbers) and their quantities during the next 12-month period. This forecast will be revised by BTI at 3-month/quarterly intervals. BTI will assure the accuracy of its demand forecast by issuing purchase orders to meet at least a minimum purchase requirement for each forecast quarter as specified below:


-----------------------------------------------------------------------------------------------------------------------------------
Quarterly                      Minimum                          QDF Adjustment Parameter for      QDF Adjustment Parameter for
Demand Forecast                Purchase                         XLDX Products                     LNX Products
(QDF)                          Requirement for
                               Products in the QDF
-----------------------------------------------------------------------------------------------------------------------------------
Current - Q1                   100%                             0%                                0%
-----------------------------------------------------------------------------------------------------------------------------------
Q1+1                           75%                              0%                                + 15%
-----------------------------------------------------------------------------------------------------------------------------------
Q1+2                           50%                              + 25%                             + 25%
-----------------------------------------------------------------------------------------------------------------------------------
Q1+3                           25%                              + 50%                             + 50%
-----------------------------------------------------------------------------------------------------------------------------------


In essence, at the beginning of each quarter, BTI is to make a 12-month purchase commitment by issuing purchase orders (at 100% of QDF for current quarter - Q1, at 75% of QDF for one quarter immediately follow the current quarter - Q1+1, at 50% of QDF for two quarters immediately follow the current quarter - Q1+2, and at 25% of QDF for three quarters immediately follow the current quarter - Q1+3). BTI is required to submit a new/revised QDF on or within one week from February 15, May 15, August 15, and November 15.

Upon revising a QDF at the beginning of each quarter, BTI will issue addendum (to all relevant open purchase orders) to maintain the above minimum purchase requirement. In lieu of delivery on a purchase order, a cancellation/restocking charge will be assessed at 50% of purchase price.

Excel will rely on and utilize BTI's QDF in its material and resource planning and all delivery obligations set forth herein shall only apply to those products specified in QDF. Should the new/revised QDF contain orders for Products beyond the specified QDF adjustment parameters,

Excel shall not be obligated to deliver those Products within the 90-day delivery schedule contained in this Agreement. A 5% surcharge from list price will also be added to the

EXHIBIT II                                         PAGE 2 OF 2
                                                   5/10/94


Discount Schedule
-----------------

An OEM discount schedule is established for BTI as follows:


-----------------------------------------------------------------------------------------------------------------------------------
Annual Purchase ($)                      Discount on Equipment                        Discount on Software*
(based on list price)
-----------------------------------------------------------------------------------------------------------------------------------
1,000,000 or less                        15%                                          30%
-----------------------------------------------------------------------------------------------------------------------------------
1,000,001 to 2,000,000                   20%                                          50%
-----------------------------------------------------------------------------------------------------------------------------------
2,000,001 to 3,000,000                   30%                                          75%
-----------------------------------------------------------------------------------------------------------------------------------
3,000,001 to 10,000,000                  35%                                          100%
-----------------------------------------------------------------------------------------------------------------------------------


*Software discounts can only be applied to base software, ISDN/PRI software, and PPL software.

OEM discounts (from list price) are applicable to all standard Excel Products. Applicable discount rates are determined by an annualized "moving average" of total purchases (based on list price) during a 4-quarter or one-year period. This 4-quarter period consists of the current quarter (Q1), two quarters immediately prior to the current quarter (Q1-1 and Q1-2), and one quarter immediately following the current quarter (Q1+1).

The above discount schedule is effective on the date this agreement is signed. It is not applicable to any previously issued BTI purchase orders.

Cash Discount
-------------

Excel will extend an additional 1% discount (from list price) to BTI for purchase orders received with down payments (at 33% of purchase price). Or, a 2% discount (from list price) for each purchase commitment (with purchase orders) at more than $2,000,000 and a down payment equal to 33% of purchase price.

                                  EXHIBIT IV

                              TECHNICAL TRAINING


         Excel, Inc. offers to its Customers, both factory and on-site training for all Excel products. Proper training on Excel products is recommended for Customer personnel in order to ensure optimal system utilization and efficiency. Training is also useful for the Customer when interfacing with Excel technical staff should service be required.


OEM CUSTOMERS

         Signed OEM customers are entitled to a specific amount of technical training to be provided by Excel, Inc. The training will include a one-time, 2 day factory training course, at no charge, for up to 5 employees of signed OEM customers. If the number of student exceeds 5 or the number of training days exceeds 2, the Customer will be responsible for payment according to the following chart for the exceeded amounts. The customer is responsible for any transportation, lodging and meals associated with the training course.


FACTORY TRAINING

         Excel, Inc. provides factory training for all its products at corporate headquarters in Sagamore Beach, MA. Courses include product review, hands on demonstrations, and all written documentation and materials. The courses will be taught by a qualified member of the Excel Technical staff.

         The scheduling of courses is flexible, however registration for classes should be completed 30 days prior to the class date. A minimum of (5) students and a maximum of (8) students are required to warrant training classes. Smaller classes may be held at the discretion of Excel, Inc. Excel reserves the right to cancel or delay classes if the classes are scheduled for less than (5) people. Arrangements can be made to combine training for customers that cannot meet the minimum class size requirement.

         Customers can register for courses by contacting the Excel Training Department at 508-833-1144. Upon scheduling of courses, the customer will be requested to provide Excel with a purchase order number assessing the number of students, their names and fee per student. The course is non-refundable if the cancellation is made less than 15 days prior to the start date of the course. If a student is unable to attend, substitutions will be permitted, provided Excel is notified by the customer.

         The customer is responsible for any transportation, lodging or meals associated with the training. The price for courses depends on the length of the course and is calculated on a per student per day basis. (See the chart below for rates). Students will be provided with manuals and associated literature required for-the course at no charge.


ON-SITE TRAINING

         Excel offers the option of on-site training courses for customers that have a large number of employees to train. On-site training will be taught by a qualified Excel Technical staff member and will be scheduled depending on his/her availability.

         Arrangements for on-site training must be scheduled (60) days in advance and cancellation less that (15) days prior to the scheduled date will result in a cancellation charge as shown in the following chart. At the time of scheduling, Excel must be advised of the equipment available to the instructor and the proposed facility.

         On-site training is offered at a fixed cost per day per course, and the customer is responsible for the instructors transportation, lodging and meals as well as for any freight charges for the transportation of Excel equipment. These expenses will be prepaid and charged against a customer purchase order. Excel will provide manuals and any literature associated with the course at no charge. See the following chart for on-site training rates.


------------------------------------------------------------------------------------------------------
OEM Customer Training                   PCX Training            LNX Training           Both Systems
------------------------------------------------------------------------------------------------------
  Course Fee (2 days)                   No Charge               No Charge              No Charge

  Size of Class - Maximum               5 Students              5 Students             5 Students
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Factory Training                        PCX Training            LNX Training           Both Systems
------------------------------------------------------------------------------------------------------
  Course Fee per Day per Student        $300.00                 $300.00                $500.00

  Transportation, Lodging & Meals       Student Pays            Student Pays           Student Pays

  Literature                            No Charge               No Charge              No Charge

  Size of Class - Minimum               5 Students              5 Students             5 Students
  Size of Class - Maximum               8 Students              8 Students             8 Students
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Customer Site Training (On-site)        PCX Training            LNX Training           Both Systems
--------------------------------------------------------------------------------------------------------
  Course Fee per Day per class          $1,500.00               $1,500.00              $2,5000.00

  Instructor Expenses                   Billed at Cost          Billed at Cost         Billed at Cost
  (transportation, lodging, meals)

  Literature                            No Charge               No Charge              No Charge

  Cancellation fee (less than 15        $1,000.00               $1,000.00              $1,000.00
  business days)
--------------------------------------------------------------------------------------------------------

                                   Exhibit V

                     EXTENDED WARRANTY AND SUPPORT PROGRAM


         Excel offers Extended Warranty and Support services to its customers, on all of its products, in the form of an annually renewable agreement. These services are available to the Customer in four options; the "Prepaid Hardware Extended Warranty and Support Program", the "Prepaid Software Extended Warranty & Support Program", the "Hardware Extended Warranty & Support Program" and the "Software Extended Warranty and Support Program". These Programs assure that the Customer will have continuous support, and repair services available to it on all Excel products, even after the initial warranty has expired.


                          PROCEDURE TO OBTAIN SERVICE

         To obtain service under any of Excel's Extended Warranty Programs, Customer shall contact Excel by phone, at 1-800-541-7002, and request such service. Customer shall identify itself and present its Extended Warranty Program identification number, together with the serial number of any piece of equipment sought to be repaired under this Program. These numbers will be verified by Excel, and subject to such verification, Customer shall be connected to authorized Excel maintenance and support personnel.

         Customer shall make available to such Excel personnel, one of its own employees, previously trained in the Excel training program, to perform recommended corrective services on Customer's site. Should the problem persist after all efforts to remotely repair the product have been exhausted, EXCEL shall provide the Customer with a return material authorization number, which must accompany all returned items, and Customer shall then at its expense, return the hardware to EXCEL for factory servicing. All returned items must be appropriately packaged by Customer, in the original shipping container. EXCEL shall then inspect the said hardware. If EXCEL, in its reasonable judgment, determines that the hardware is functioning normally and in no need of repair, EXCEL will return the hardware to the Customer, and shall invoice the Customer in accordance with the price list for "Out of Warranty Service". If EXCEL in its reasonable judgment determines that the hardware is defective, it shall, if possible, repair the hardware at no cost to the Customer. All factory repaired products shall be tested before return to Customer, and shall be continuously warranted for the duration of the Extended Warranty Program. If EXCEL determines in its reasonable judgment that the return item cannot be repaired, it shall offer to Customer a replacement item for 50% of the item's list price.

         EXCEL's standard time to repair and return hardware is 60 days from receipt of such hardware by EXCEL. All repaired items will be shipped by EXCEL, prepaid, (U.S. and Canada only) to Customer. Should Customer desire to shorten said repair time, it shall so notify EXCEL and EXCEL shall notify Customer both of the availability of such expedited repair, and the additional cost associated with such expedited repair.

                               SOFTWARE SUPPORT

         With the purchase of the "Prepaid Software Extended Warranty and Support Program" or the "Software Extended Warranty and Support Program", Customer shall be entitled to unlimited software support per year. Customer may receive said support by calling the aforementioned number and requesting software support.


                                ON SITE SERVICE

         EXCEL will, subject to personnel availability, provide on site service to Customer (Continental United States and Canada only) upon request. Upon receipt of request for on site service, EXCEL shall send qualified technical personnel to the site indicated by Customer, for on site repair or consultation. Customer shall pay for all on site service. Customer will pay an hourly fee of $100/hour, travel time included. Customer will also pay for all travel and associated costs. It is suggested that Customer exhaust all possible remote repair attempts before requesting on site service.


                 EXTENDED WARRANTY AND SUPPORT PROGRAM PRICING

         The Extended Warranty Program is offered to Customer both at the time of original purchase of equipment, or, after the original date of purchase with EXCEL's approval. If purchased at the time of equipment purchase, or during the initial warranty period, the Extended Warranty and Support Program will automatically cover the Equipment for the first twelve months commencing with the expiration of the initial warranty period. Under this option, Customer will be invoiced at the time of initial equipment purchase. Should Customer desire to purchase the Program after the initial warranty period has elapsed, EXCEL may, at its option, refuse to supply said extended warranty coverage, or make its acceptance conditional upon a satisfactory site survey of Customers Equipment, at Customers expense. Should EXCEL elect to supply such service, the Extended Warranty and Support Program will become effective upon signing of the Extended Warranty and Support Agreement, and receipt of payment therefore by EXCEL. EXCEL reserves the right not to renew the Extended Warranty and Support Program for any reason.

         The Extended Warranty and Support Program is offered at an annual charge per system based on system configuration. The prices for said Program are contained on the Extended Warranty and Support Program Price List attached hereto. EXCEL reserves the right to modify its prices for the Extended Warranty Programs, which modification shall become effective as of the next annual renewal of said Program. EXCEL shall give Customer at least sixty days prior written notice of any price increase.

         If Customer purchases the Extended Warranty and Support Program together with its initial purchase of equipment, the price for the first year of the Extended Warranty and Support Program will be discounted in accordance with the attached price schedule.


          EXCLUSIONS FROM BOTH EXTENDED WARRANTY AND SUPPORT PROGRAMS

1 Repair or replacement is required as a result of causes other than normal use, including without limitation, repair, maintenance, alteration or modification of the Products by persons other than Excel or other authorized personnel, accident, fault or negligence of the Customer, operator error or improper use or misuse of the Products, or causes external to the Products such as, but not limited to, transportation or fluctuations of humidity or temperature in excess of the specified tolerance levels of the Products or failure of electrical power, or fire or water damage; or

2        The products are modified by the Customer.

3 The Installation Site is not maintained in accordance with Excel's applicable site specification as set forth in the product User's Manual.



                                ANNUAL RENEWAL

         Customer may, at least thirty days before the expiration of its Extended Warranty and Support Program, request in writing a twelve month renewal of said Program at the then current list prices and terms. Renewal of the Program shall be subject to Excel's approval, and receipt of payment therefore.

                      EXTENDED WARRANTY & SUPPORT PROGRAM

                                  Price List


1.  Option A: Prepaid Hardware Extended Warranty & Support Program
           Includes:   Free hardware repair, 25% of list price to replace
           Price:      10% of purchase price of hardware



2.  Option B: Prepaid Software Extended Warranty & Support Program
           Includes:   unlimited hours technical support & free software
                       upgrades
           Price:      10% of list price of software, not to exceed $150K per
                       year



3.  Option C: Hardware Extended Warranty & Support Program
           Includes:   Free hardware repair, 25% of list price to replace
           Price:      15% of purchase price of hardware



4.  Option D: Software Extended Warranty & Support Program
           Includes:   unlimited hours technical support & free software
                       upgrades
           Price:      15% of list price of software, not to exceed $250K per
                       year



5. On site service: $100/hour (travel time included) + travel and associated expenses


*Extended Warranty (12 additional months) begins 12 months after date of purchase.

                      EXTENDED WARRANTY & SUPPORT PROGRAM

This Extended Warranty & Support Program Agreement is entered into by and between Excel, Inc. with an office at 355 Old Plymouth Rd., Sagamore Beach, MA 02562 and Boston Technology Inc. ("customer"). By its acceptance hereof, Excel, Inc. agrees to provide extended warranty coverage and support for the equipment purchased under Excel's Purchase and Resale Agreement appended hereto. The terms and conditions contained elsewhere herein are a part of this agreement. Extended Warranty coverage begins 12 full months from date of purchase.


                                   Options:

___Option A: Prepaid Hardware Extended Warranty & Support Program
                   (details contained herein)
                   Includes:     Free hardware repair, 25% of list price to
                                 replace
                   Price:        10% of purchase price of hardware

___Option B: Prepaid Software Extended Warranty & Support Program
                   (details contained herein)
                   Includes:     unlimited hours technical support & free
                                 software upgrades
                   Price:        10% of purchased software at list price, with
                                 a maxi-annual cap of $150K per year

___Option C: Hardware Extended Warranty & Support Program
                   (details contained herein)
                   Includes:     Free hardware repair, 25% of list price to
                                 replace
                   Price:        15% of purchase price of hardware

___Option D: Software Extended Warranty & Support Program
                   (details contained herein)
                   Includes:     unlimited hours technical support & free
                                 software upgrades
                   Price:        15% of purchased software at list price, with
                                 a maximum annual cap of $250K per year

On Site Service Price: $100/hour, (travel time included), plus travel and associated expenses.

Excel, Inc.                                Boston Technology Inc.

By:                                        By:
   ------------------------------             --------------------------------

Title:                                     Title:
      ---------------------------                -----------------------------

Date:                                      Date:
     ----------------------------               ------------------------------

                                  Exhibit VI

                          OUT OF WARRANTY PRICE LIST


Software Support                 $1,000 first call customer set-up fee and
                                 $200/hour (minimum 1 hour)

Software Upgrades*               50% of software list price, 90 day warranty

On Site Service                  $150/hour, includes travel time, (minimum 2.5
                                 hours) + 110% of travel and associated expenses

Factory Service                  Repair - 25% of current purchase price, 90 day
                                 warranty
                                 Replace - 25% of current purchase price, 90 day warranty


*Each purchased software upgrade may only be installed and used in one system (LNX, PCX or XLDX) at any time.


Excel reserves the right to conduct periodic audits to verify software copyright compliance.